GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                     COMPUTATION OF INCOME PER COMMON SHARE


                                                                              YEARS ENDED DECEMBER 31,
                                                                    ------------------------------------------
                                                                         1997           1996            1995
                                                                    -------------   -----------     ----------
INCOME PER COMMON SHARE

INCOME:

   Income (loss) from continuing operations                          $  (2,302,808)  $  (706,493)    $  203,332

   Less:  Dividends                                                        188,673          -              -

   Less:  Cumulative undeclared dividend
     on Series 3 Convertible Preferred Stock                                61,250        61,250           -
                                                                     -------------   -----------     ----------

   Adjusted income (loss) from continuing operations                 $  (2,552,731)  $  (767,743)    $  203,332
                                                                     =============   ===========     ==========

   Discontinued operations                                           $  (7,133,152)  $  (378,895)    $   66,851
                                                                     =============   ===========     ==========


SHARES:

   Weighted average number of common
     shares outstanding                                                  7,481,307     3,527,053      2,927,170
                                                                         =========     =========      =========

BASIC INCOME (LOSS) PER COMMON SHARE:
   Income (loss) from continuing operations                          $        (.34)  $      (.22)    $      .07
   Discontinued operations                                                    (.95)         (.11)           .02
                                                                     -------------   -----------     ----------
                                                                    $        (1.29)  $      (.33)    $      .09
                                                                     =============   ===========     ==========


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